Exhibit 10.1

                     FIFTH AMENDMENT TO INVESTMENT AGREEMENT
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                 THIS FIFTH AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment") is made this 1st day of June 2006 by and between Revlon, Inc., a Delaware corporation (the "COMPANY"), and MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.), a Delaware corporation (the "INVESTOR").

                              W I T N E S S E T H:
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                  WHEREAS, the parties have entered into an Investment Agreement dated February 20, 2004 (as amended, the "Investment Agreement"); and

                  WHEREAS, the parties have determined to further amend the Investment Agreement pursuant to Section 9.6 thereof, as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the parties hereto hereby agree as follows:

             Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Investment Agreement.

             Section 2. Amendments.

                 2.1 Extension of Back-stop of Additional Offerings. Section 5A.1 of the Investment Agreement is amended by deleting the phrase "June 30, 2006" and substituting the phrase "March 31, 2007" in lieu thereof.

             Section 3. Miscellaneous.

                 3.1 Ratification of Investment Agreement. As modified hereby, the Investment Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

                 3.2 Counterparts. This Amendment may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

                 3.3 Headings. The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

                 3.4 Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal or equitable action or proceeding arising out of or in connection with this Amendment will be brought only in the courts of the State of New York, in the County and City of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Amendment, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Amendment or in any certificate, report or other instrument delivered under or pursuant to any term of this Amendment brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Each of the parties further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Amendment or the transactions contemplated hereby.



                            [Execution Page Follows]

             IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


                             REVLON, INC.


                             By:   /s/ Robert K. Kretzman
                                   ----------------------------------------
                                   Name:  Robert K. Kretzman
                                   Title: Executive Vice President,
                                          Chief Legal Officer


                             MACANDREWS & FORBES HOLDINGS
                             INC. (f/k/a Mafco Holdings Inc.)


                             By:  /s/ Paul G. Savas
                                  -----------------------------------------
                                  Name:  Paul G. Savas
                                  Title: Executive Vice President - Finance